                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) Of The Securities
                              Exchange Act of 1934


Filed by the Registrant    [X]
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Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, For Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
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[ ]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                           CANARGO ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

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       0-11.

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

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



                           CANARGO ENERGY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 7, 2001

                    ----------------------------------------



April 27, 2001


To The Stockholders:

The Annual Meeting of Stockholders of CanArgo Energy Corporation ("CanArgo") will be held at the Felix Konferansesenter, Bryggetorget 3, Aker Brygge, Oslo, Norway, on Thursday, June 7, 2001 at 10:30 A.M local time for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To approve a proposal to amend the 1995 Long-Term Incentive Plan to increase the number of shares that may be issued thereunder; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

The Board of Directors has fixed the close of business on April 27, 2001 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. The proxy card may be returned in the accompanying envelope to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                         By Order of the Board of Directors,



                                         Anthony J. Potter
                                         Chief Financial Officer and Secretary

                           CANARGO ENERGY CORPORATION
                     Care of: CanArgo Services (UK) Limited
              150 Buckingham Palace Road, London, England SW1W 9TR

                            ------------------------

                                 PROXY STATEMENT

                           ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION, REVOCATION AND VOTING OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors of CanArgo Energy Corporation ("CanArgo"), in connection with the Annual Meeting of Stockholders to be held at 10:30 AM local time on Thursday, June 7, 2001, at the Felix Konferansesenter, Bryggetorget 3, Aker Brygge, Oslo, Norway and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about May 4, 2001.

The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. Stockholders may vote either by attending the Annual Meeting and casting their vote in person or by signing and returning the enclosed proxy card. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of CanArgo a duly executed proxy bearing a later date or an instrument revoking the proxy.

The costs of solicitation of proxies will be paid by CanArgo. The solicitation shall be by means of mail, telephone and personal contact. In addition to utilizing its directors, officers, and other regular employees to solicit proxies, CanArgo has engaged Gambit AS to assist with the solicitation of proxies from stockholders residing in Norway. CanArgo pays Gambit a quarterly fee of $8,000 for investor relations' services and the solicitation of proxies is included in these services. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

VOTING RIGHTS AND RECORD DATE

The voting securities of CanArgo consist of Common Stock, par value $0.10 per share, and Series Voting Preferred Stock ("Special Voting Stock"), par value $0.10 per share. Generally, the Common Stock and Special Voting Stock vote as a single class on all matters. The Common Stock is entitled to one vote per share. Each of the one hundred (100) shares of Special Voting Stock is entitled to that number of votes as is equal to one-one hundredth (1/100th) of the number of Exchangeable Shares ("Exchangeable Shares") issued by CanArgo Oil & Gas Inc., a subsidiary of CanArgo, as are then outstanding, rounded down to the nearest whole number. The Special Voting Stock is held of record by Computershare Trust Company of Canada, which holds such stock in trust for the benefit of the holders of the Exchangeable Shares. The Special Voting Stock is voted in the manner directed by the holders of the Exchangeable Shares. The Exchangeable Shares may be exchanged for shares of Common Stock on a share-for-share basis. The term "Voting Securities" refers to the Common Stock and the Special Voting Stock as though they were a single class of voting securities.

Only stockholders of record of CanArgo's Voting Securities as of the close of business on April 27, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, 75,535,523 shares of Common Stock were issued and outstanding, each of which is entitled to one vote per share. On the Record Date, 415,158 Exchangeable Shares were issued and outstanding, and accordingly each share of Special Voting Stock is entitled to 4,151 votes. Voting Securities representing a majority of the votes entitled to be cast at the Annual Meeting represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                              ELECTION OF DIRECTORS

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board of Directors has nominated four persons to be elected directors at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. Directors are elected by a plurality of votes cast; broker non-votes and votes withheld have no effect on the vote. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.

The nominees for director are:

ROGER BRITTAIN, a resident of the UK, joined the Company on September 1, 2000 as non-executive Chairman of the Board of Directors. Mr. Brittain is an experienced investment banker having worked for many years in the oil and gas sector. He began his career in the Foreign Service, working in the Middle East, before moving to London, where he has worked with several investment banks with a focus on the oil and gas sector. He was involved in the establishment of TR Energy, Guinness Mahon Energy Services Limited and was until March 31, 2001, a Director of Corporate Finance at Investec Henderson Crosthwaite. Mr Brittain is also a non-executive Director of Soco International plc and Transmeridian Exploration Inc. and an adviser to Devon Energy Corporation and Sen Heng Resources Holdings Limited.

DAVID ROBSON, a resident of Guernsey, was elected a Director, Chairman of the Board and Chief Executive Officer on July 15, 1998 and subsequently Managing Director and Chief Executive Officer. He has also served as a Director, Chairman of the Board and Chief Executive Officer of the Company's subsidiary, CanArgo Oil & Gas Inc., since July 1997, as President of CanArgo Oil & Gas Inc.'s subsidiary, Ninotsminda Oil Company, since 1996, and as Managing Director and sole owner of Vazon Energy Limited, a company which provides consulting services to the energy industry, since March 1997. From April 1992 until March 1997, Dr. Robson was a senior officer of JKX Oil &Gas plc and it's predecessor companies, including Managing Director and Chief Executive Officer. Prior to this he was employed in technical and commercial positions in Britoil plc, Hamilton Oil and Mobil. He holds a B.Sc.(Hons) in Geology and a Ph.D. in Geochemistry from the University of Newcastle upon Tyne, and an MBA from the University of Strathclyde.

RUSSELL HAMMOND, a resident of the UK, was elected a Director on July 15, 1998. He has also served as a Director of the Company's subsidiary, CanArgo Oil & Gas Inc., since June 1997. For over five years, Mr. Hammond has been an investment advisor to Provincial Securities Ltd., a private investment company. Mr. Hammond has been Chairman of Terrenex Acquisition Corporation since 1992 and a director of Cadiz Inc., a Nasdaq National Market listed company, from 1989 to Jan 1999.

NILS N. TRULSVIK, a resident of the UK, was elected a Director of the Company on August 17, 1994. He has served the Company as President and Chief Executive Officer from February 4, 1997 to July 15, 1998 and from November 21, 1994 to March 9, 1995; and as Executive Vice President from March 9, 1995 to February 4, 1997 and from September 8, 1994 until November 21, 1994. Mr. Trulsvik is currently the Chief Executive Officer of Force Petroleum. Prior thereto, in August 1998, Mr. Trulsvik became a partner in a consulting company, The Bridge Group, located in Norway. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s. a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Current Directors and Executive Officers of the registrant are as follows:

NAME                        AGE    OFFICE OR OFFICES
----                        ---    -----------------
Roger Brittain (1)          63     Non-Executive Chairman of the Board
David Robson                43     Managing Director and Chief Executive Officer
Russell Hammond (2)         59     Director
Peder Paus (1) (2)          54     Director
Nils N. Trulsvik (1) (2)    51     Director
Murray Chancellor           48     Chief Operating Officer
Vincent McDonnell           42     Chief Commercial Officer
Anthony J. Potter           36     Chief Financial Officer
-----------------
(1)   Member of Audit Committee
(2)   Member of Compensation Committee

Murray Chancellor, a resident of the UK, was elected Chief Operating Officer on September 11, 2000. Mr. Chancellor joined the company from Aminex PLC where he was most recently involved as General Director of Russian Operations. Mr. Chancellor has an extensive experience in the oil and gas sector having worked in the UK, Norway, Australia, North America, the Middle East and the Former Soviet Union. An engineer by profession, he has been involved in engineering and project management activities both onshore and offshore. He has held senior management positions in oil and gas development projects in both Russia and Ukraine, as well as having extensive experience in the North Sea.

Vincent McDonnell, a resident of the UK, was elected Chief Commerical Officer on April 1, 2001. Prior thereto, he served CanArgo as Commercial Manager from December 2000. Prior to joining the Company, he was an independent oil and gas consultant for two years. From 1982 to 1998, Mr. McDonnell worked in various business, commercial and technical roles with a number of companies, including Mobil Oil, Britoil and JKX Oil & Gas. He holds a Bachelor of Science (Hons.) degree in Geology, a Master of Science degree in Geophysics together with a Master of Business Administration (MBA) degree.

Anthony J. Potter, a resident of the UK, was elected Chief Financial Officer on September 30, 2000. Prior thereto, he was elected and served as Vice President, Finance from July 15, 1998. He also served the Company as Group Controller and served as Vice President, Finance and Group Controller of the Company's subsidiary, CanArgo Oil & Gas Inc., since May 1998. From September 1986 to April 1998, Mr. Potter was employed with PricewaterhouseCoopers Chartered Accountants. In 1986, he graduated from the University of Calgary with a Bachelor of Commerce degree in Accounting.

Peder Paus, a director since July 15, 1998, has decided not to stand for re-election to the Board of Directors to pursue other interests. See the section in the Proxy marked "Certain Relationships and Related Transactions".

Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the pleasure of the directors.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

CanArgo's Board of Directors held eight meetings during the year ended December 31, 2000. No director has attended less than 75% of all meetings of the Board and those committees on which he served in 2000. The Board has two standing committees: the Audit Committee and the Compensation Committee. The members of the Audit Committee at the end of 2000 were Roger Brittain, Nils N. Trulsvik and Peder Paus. The members of the Compensation Committee at the end of 2000 were Nils N. Trulsvik, Russell Hammond and Peder Paus. Reports from these committees are included in this Proxy Statement. The Board of Directors has not designated a nominating committee, the functions of such committee being performed by the Board as a whole.

COMPENSATION OF DIRECTORS

From July 1999 to June 2000, CanArgo paid directors' fees on a quarterly basis at a rate of $12,000 per year. As of July 2000, directors fees were increased to $36,000 per year payable on a quarterly basis. CanArgo also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings. The Chairman of the Board of Directors is paid 35,000 Pound Sterling per year payable on a quarterly basis.

Prior to July 16, 1999 CanArgo provided automatic grants of options to non-employee directors pursuant to the 1995 Long-Term Incentive Plan. CanArgo terminated the Automatic Grant Sub-Plan for Outside Directors as of July 16, 1999 and amended the Plan to permit outside directors to participate generally in the Plan.

The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the year ended December 31, 2000:

                         DIRECTORS FEES AND      CONSULTING        OPTIONS AND
NAME                     OTHER COMPENSATION       PAYMENTS      WARRANTS GRANTED
----                     ------------------      ----------     ----------------
                                  $                   $
Roger Brittain (1)             16,917                 --             250,000
Russell Hammond (2)            24,000              90,000            250,000
Peder Paus (3)                 24,000              90,000            280,000
Nils N. Trulsvik (4)           24,000              90,000            250,000

(1) Special stock options were granted on September 1, 2000 at an exercise price of $1.437, expire on September 1, 2005 and vest 1/3 on 9/1/2001, 1/3 on 9/1/2002 and 1/3 on 9/1/2003.

(2) Special stock purchase warrants were granted on September 1, 2000 at an exercise price of $1.27, expire on September 1, 2005 and vest 100% on 3/1/2001.

(3) Special stock options were granted on September 1, 2000 at an exercise price of $1.437, expire on September 1, 2005 and vest 1/3 on 3/1/2001, 1/3 on 3/1/2002 and 1/3 on 3/1/2003.

(4) Special stock purchase warrants were granted on September 1, 2000 at an exercise price of $1.27, expire on September 1, 2005 and vest 100% on 3/1/2001.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for the review and oversight of CanArgo's performance with respect to its financial responsibilities and the integrity of CanArgo's accounting and reporting practices. The Audit Committee also recommends to the Board of Directors the selection of CanArgo's independent auditors. The Audit Committee is composed of three non-employee directors and operates under a written charter. A copy of the Audit Committee Charter is attached to this Proxy Statement.

CanArgo, not the Audit Committee nor the independent auditor, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of CanArgo's assets. The independent auditor's responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both CanArgo and the independent auditor discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held four meetings during fiscal 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, CanArgo, and CanArgo's independent auditors, PricewaterhouseCoopers LLP. The Audit Committee discussed with
PricewaterhouseCoopers LLP the overall scope and plan for their audit, and met with PricewaterhouseCoopers LLP, with and without management present.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of CanArgo's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committee's.

CanArgo's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed their independence from CanArgo. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services. See Principal Accounting Firm Fees chart located in the section of the Proxy marked "General".

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that CanArgo's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in CanArgo's Annual Report on Form 10-K. The Audit Committee also recommended the selection of CanArgo's independent auditors and, based on such recommendation, the Board has selected PricewaterhouseCoopers LLP as CanArgo's independent auditors for the fiscal year ended December 31, 2001.

Roger Brittain, Chairman
Nils N.Trulsvik
Peder Paus


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee's Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for setting and administering policies which govern CanArgo's executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2000.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

     o Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;

     o Motivate executives and key employees to achieve strong financial and operational performance;

     o Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

     o    Reward individual performance;

     o Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock incentives;

     o    Encourage long-term commitment to CanArgo.


The Compensation Committee held three meetings during fiscal 2000.

Stock Based Compensation Plans

     At December 31, 2000, stock options and warrants had been issued from the following stock based compensation plans:

     o 1995 Long-Term Incentive Plan.Adopted by CanArgo in February 1996, this plan allowed for 4,000,000 shares of CanArgo's Common Stock to be issued to officers, directors, employees, consultants and advisors. As of December 31, 2000, 2,273,669 options were outstanding.

     o CAOG Plan. Adopted by CanArgo following the acquisition by CanArgo of CanArgo Oil & Gas Inc. in 1998, this plan allowed for 988,000 shares of CanArgo's Common Stock to be issued to employees, consultants and advisors. As of December 31, 2000, 635,000 options were outstanding.

     o Special Stock Options and Warrants. Adopted by CanArgo in September 2000, this plan was created to allow CanArgo to retain and provide incentives to existing executive officers and directors and to allow recruitment of new officers and directors following the Company's decision to relocate finance and administrative functions from Calgary, Canada to London, England. As of December 31, 2000, 2,220,000 special stock options and warrants were outstanding.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements issued by competitors and independent consultants to assess CanArgo's competitive position with respect to the following three components of executive compensation:

     o    base salary;

     o    annual incentives; and

     o    long-term incentives.

The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

Base Salary: Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers. Base pay increases were approved, effective July 1, 2000 and October 1, 2000, for Messrs. Robson and Potter, respectively. Mr. Chancellor's base salary was set when his employment began September 12, 2000.

Annual Incentives: Annual cash incentives are being developed in conjunction with performance objectives for CanArgo Energy Corporation and the executive's particular business unit. In 2000, the Compensation Committee approved an annual cash incentive for the Chief Executive Officer and is in the process of developing an overall cash incentive for other executives.

Long-Term Incentive Compensation: The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are granted primarily in the form of stock options. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing survey data to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Compensation Committee, or, in some cases, its designee, also considers the grant recipient's qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient's future performance.

In 2000, the Compensation Committee approved a series of new stock options relating to the establishment of a new management team in London, United Kingdom. The stock option awards were granted under the various plans available in the company.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, CanArgo Energy Corporation may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under CanArgo Energy Corporation plans and programs now in effect will result in a material loss of tax deductions.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer and recommends any adjustments to the Board of Directors for approval. The Chief Executive Officer participates in the same programs and receives compensation under the same programs as other executives. However, the Chief Executive Officer's compensation reflects the greater policy- and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of CanArgo Energy Corporation and its financial and operating results. For 2000, the components of Dr. Robson's compensation were:

Base Salary: After considering CanArgo's overall performance and competitive practices, and the signing of a 3 year contract, the Compensation Committee recommended, and the Board of Directors approved, a base salary of pounds sterling 150,000 (approx $217,500) for Dr. Robson, effective July 1, 2000.

Annual Incentives: In 2000, Dr. Robson received a one time bonus of $37,500 for his efforts in advising on the financings which closed in June and August 2000. Thereafter, annual incentive compensation for Dr. Robson has been based solely upon increase in cash flow per quarter. Based on 2000 cash flow performance each quarter, Dr. Robson did not qualify for a bonus in any of the quarter periods in 2000. The bonus is capped at one times salary for a given quarter.

Long-Term Incentives: In 2000, Dr. Robson received two performance share awards; one in July granted under the CanArgo Energy Corporation 1995 Long-Term Incentive Plan, the other, under Special Stock Options granted in September 2000. The total, 1,295,000 option shares, have a term of between three and five years, with half currently vested and the remainder vesting over the period up to 1st March 2003.

In August 2000, the Compensation Committee elected to schedule its annual review of Chief Executive Officer performance and compensation for April of each year, to assure thorough consideration of year-end results. Actions taken by the Board of Directors in April 2001 with respect to Dr. Robson's 2001 compensation will be reflected in the proxy statement for the 2002 meeting of shareholders.

It is the Compensation Committee's intention that, when taken together, the components of Dr. Robson's pay, including base salary, annual incentives, short-term incentive opportunity and long-term incentives, will result in compensation which approximates compensation paid by company's of similar size and industry.

This report has been provided by the Compensation Committee.

Nils N. Trulsvik, Chairman
Russell Hammond
Peder Paus

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2000, CanArgo's Compensation Committee consisted of Messrs. Hammond, Paus and Trulsvik, all of whom are non-employee directors. Messrs. Hammond and Paus are also directors of Terrenex Acquisition Corporation, a shareholder of CanArgo in 2000. See the section in the proxy marked "Certain Relationships and Related Transactions".

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows all compensation paid or accrued by CanArgo and its subsidiaries during the years ended December 31, 2000, 1999 and 1998 to certain executive officers of CanArgo (the "Named Officers").

                                                                          LONG-TERM
                                               ANNUAL COMPENSATION       COMPENSATION
                                            -------------------------    ------------
                                                                          SECURITIES
                                                                          UNDERLYING      ALL OTHER
     NAME AND                     YEAR                                   OPTIONS/SARS    COMPENSATION
     PRINCIPAL POSITION           ENDED     SALARY ($)     BONUS ($)          (#)           ($) (6)
     ------------------           -----     ----------     ---------     ------------    ------------
     David Robson (1)             12/00      197,420         37,500       1,295,000          9,941
                                  12/99      144,000             -        1,000,000             -
                                  12/98       82,500             -          390,000             -
     Michael R. Binnion (2)       12/00      142,000             -               -           1,600
                                  12/99      127,200             -          750,000          2,458
                                  12/98       60,000             -          170,000            760
     Murray Chancellor (3)        12/00       50,750             -          250,000          4,568
     Anthony J. Potter (4)        12/00      120,116             -          117,000          1,333
                                  12/99       60,152          6,667         125,000          1,600
                                  12/98       33,000             -            8,000             -
     Alfred Kjemperud (5)         12/98      133,338             -           50,000          3,124

(1) Mr. Robson has served as Chief Executive Officer since July 15, 1998 and provides services to CanArgo through Vazon Energy Limited.

(2) Mr. Binnion served as President and Chief Financial Officer from July 15, 1998 to September 30, 2000.

(3)  Mr. Chancellor has served as Chief Operating Officer since September 12,
     2000.

(4) Mr. Potter has served as Chief Financial Officer since September 30, 2000. Prior thereto he served as Vice-President Finance and Group Controller from July 15, 1998.

(5) Mr. Kjemperud resigned as Vice President on September 3, 1998. Included in 1998 salary are payments for consulting services rendered to CanArgo subsequent to September 3, 1998 pursuant to a contract with The Bridge Group.

(6) Primarily CanArgo's contributions to or accruals with respect to individual retirement and pension plans.

OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2000

The following table sets forth information concerning options granted to the Named Officers who were employed during the year ended December 31, 2000.

                          NUMBER OF     % OF TOTAL
                          SECURITIES      OPTIONS                                     GRANT DATE
                          UNDERLYING    GRANTED TO                                 PRESENT VALUE (6)
                            OPTIONS      EMPLOYEES    EXERCISE    EXPIRATION    ---------------------
NAME                        GRANTED       IN 2000       PRICE        DATE       PER SHARE      TOTAL
----                      ----------    ----------    --------    ----------    ---------    --------
David Robson (1)            760,000        27.5%       $1.070      28/06/03     $0.5675      $431,290
David Robson (2)            535,000        19.4%        1.437      01/09/05     $0.8592      $459,672
Michael Binnion                  --           --           --            --          --            --
Murray Chancellor (3)       250,000         9.1%        1.437      01/09/05     $0.8592      $214,800
Anthony Potter (4)           12,000         0.4%        1.040      07/05/05     $0.6299      $  7,559
Anthony Potter (5)          105,000         3.8%        1.437      01/09/05     $0.7594      $ 79,741

(1) The options were granted at an exercise price equal to the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/2 on 6/28/00, 1/4 on 6/28/01 and 1/4 on 6/28/02.

(2) The options were granted at an exercise price equal to the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/3 on 3/1/2001, 1/3 on 3/1/2002 and 1/3 on 3/1/2003.

(3) The options were granted at an exercise price equal to the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/3 on 9/1/2001, 1/3 on 9/1/2002 and 1/3 on 9/1/2003.

(4) The options were granted at an exercise price equal to the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/3 on 5/7/01; 1/3 on 5/7/02 and 1/3 on 5/7/03.

(5) The options were granted at an exercise price equal to the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/2 on 3/1/2001 and 1/2 on 3/1/2002.

(6) These values were derived using the Black-Scholes option pricing model applying the following assumptions:

                                                         RISK-FREE
     EXERCISE PRICE     DIVIDEND YIELD    VOLATILITY   INTEREST RATE    EXPECTED TERM
     --------------     --------------    ----------   -------------    -------------
         $1.070               0%           75.07%          6.16%          3 years
         $1.437               0%           75.07%          5.86%          4 years
         $1.040               0%           75.07%          6.8%           4 years

     Pursuant to the terms of CanArgo's various stock option plans, the Compensation Committee may, subject to each plan's limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof. These values are not intended to forecast future appreciation of CanArgo's stock price. The actual value, if any, that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

OPTION VALUES AT DECEMBER 31, 2000

The following table sets forth information concerning option exercises and the number and hypothetical value of stock options held by the Named Officers at December 31, 2000.

                                                         NUMBER OF SHARES              VALUE OF UNEXERCISED
                        NUMBER OF                     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                         SHARES         VALUE     OPTIONS HELD AT FISCAL YEAR END     FISCAL YEAR END ($) (2)
                       ACQUIRED ON    REALIZED    -------------------------------   ---------------------------
NAME                    EXERCISE      ($) (1)      EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                   -----------    --------     -----------    -------------     -----------   -------------
David Robson              333,333      404,283       460,000        1,621,667           16,000        353,034
Michael Binnion           750,000      534,164            --               --               --             --
Murray Chancellor              --           --            --          250,000               --             --
Anthony Potter            133,000      140,785        12,000          105,000               --             --

-----------

(1) The amounts in this column have been calculated based upon the difference between the quoted market price of the securities underlying each stock option on the date of exercise and its exercise price.

(2) The amounts in this column have been calculated based upon the difference between the quoted market price of CanArgo's common stock on December 31, 2000 and the exercise price per share.

PERFORMANCE MEASUREMENT COMPARISON

The chart set forth below shows the value of an investment of $100 on December 31, 1996 in each of CanArgo's Common Stock, the NASDAQ Composite Index and a peer group of certain oil and gas exploration and development companies. The peer group consists of the following independent oil and gas exploration companies: A&B Geoscience Corporation, Aminex plc, Bitech Petroleum Corporation, DNO ASA, EuroGas, JKX Oil & Gas plc, Lateral Vector Resources Inc., Lundin Oil AB, Ramco Energy plc and Soco International plc.

[STOCK PRICE PERFORMANCE CHART]

                      CanArgo      NASDAQ Composite    Peer Group
December 31         Stock Price         Index            Index
-----------         -----------    ----------------    ----------
1996                    100              100              100
1997                     13              121              103
1998                      2              169               69
1999                      5              315               65
2000                      6              191               75

All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act and shall not be deemed incorporated by reference into any filing made by CanArgo under the Securities Act of 1933 or the Securities Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent CanArgo incorporates that Report or the Graph by specific reference.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 2001 with respect to aggregate beneficial ownership of outstanding shares of Common Stock and shares of Common Stock that would be issued upon exchange of Exchangeable Shares either outstanding or issuable for no additional consideration, by each person known by CanArgo to be the beneficial owner of more than 5% of the aggregate of such shares, by each Director and Named Officer of CanArgo and by all Directors and executive officers of CanArgo as a group.

                                            AMOUNT AND NATURE OF
    NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP    PERCENT OF CLASS
    ------------------------                --------------------    ----------------
    Roger Brittain                                  38,800                *
    Peder Paus                                     319,679      (1)       *
    David Robson                                   580,000      (2)       *
    Nils N. Trulsvik                               105,533      (3)       *
    Russell Hammond                                 39,583      (4)       *
    Murray Chancellor                                   -
    Anthony Potter                                  12,000      (5)       *

    All Directors and executive officers
     as a group (7 persons)                      1,095,595      (6)     1.4%

    * Less than 1%.

(1)  Includes 106,250 shares underlying presently exercisable options.

(2)  Includes 460,000 shares underlying presently exercisable options.

(3)  Includes 35,833 shares underlying presently exercisable options.

(4)  Includes 39,583 shares underlying presently exercisable options.

(5)  Includes 12,000 shares underlying presently exercisable options.

(6) Includes 653,666 shares underlying presently exercisable options held by directors and executive officers as a group


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Nicholas G. Dobrotwir served as Vice President of CanArgo from September 1997 until January 26, 1998. Pursuant to a Memorandum of Agreement dated May 16, 1995 between Fielden Management Services Pty, Ltd. ("Fielden") and CanArgo, under which CanArgo acquired its interest in the Stynawske field, in the first quarter of 1997 CanArgo paid $500,000 and issued 87,500 shares of Common Stock having a value of $1,060,938 to Fielden in connection with an agreement to develop and operate the Stynawske field project. Mr. Dobrotwir has indirect beneficial ownership of the 87,500 shares of Common Stock owned by Fielden. Under the agreement, Fielden has the contingent right to receive up to an additional 187,500 shares of CanArgo's Common Stock subject to the satisfaction of conditions related to the achievement of specified performance standards by the Stynawske field project.

CanArgo is a 50% shareholder of CanArgo Power Corporation, which in turn owns 85% of a Georgian private power company. The other 50% of CanArgo Power is owned by Terrenex Acquisition Corporation, an entity that is affiliated with two of CanArgo's directors and was itself in 2000 a principal stockholder of CanArgo. Russell Hammond is a director of CanArgo and Chairman of Terrenex Acquisition Corporation; and Peder Paus, a director of CanArgo, is a director of Terrenex Acquisition Corporation and a 12% stockholder of Terrenex Acquisition Corporation. Mr. Paus is also a director of Questerre Energy Corporation, a private oil and gas exploration and development company which has established ties in the Norwegian investment community.

In 2000, three non-employee directors each received compensation in the amount of $90,000 for services provided with respect to the June and August 2000 private placements.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CanArgo's executive officers and directors, and persons who own more than 10% of the registered class of CanArgo's equity securities ("Reporting Persons"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Reporting persons are required by SEC Regulations to furnish CanArgo with copies of all forms they file pursuant to
Section 16(a). Based solely on CanArgo's review of reports filed under Section 16(a) of the Securities Exchange Act of 1934 and certain representations, CanArgo believes Mr. Chesterman, an officer of CanArgo in 2000, did not timely report on Form 4 and Form 5 the exercise of stock options and subsequent sale of 100,000 shares of common stock of CanArgo.

PROPOSAL 2.     AMEND THE 1995 LONG-TERM INCENTIVE PLAN

The Board of Directors is seeking stockholder approval of a proposal to increase the number of shares of Common Stock that may be issued under CanArgo's 1995 Long-Term Incentive Plan (the "Plan"). The proposed amendment to the Plan would increase the total number of shares that could be issued under the Plan from 4,000,000 to 7,500,000 shares, subject to a limit on the number of outstanding stock options and stock appreciation rights under the Plan to an amount that would not exceed 10% of the number of then outstanding shares of Common Stock.

The Plan was adopted by the Board of Directors on November 14, 1995 and approved by the stockholders on February 12, 1996. On June 16, 1999, shareholders approved an increase in the total number of shares that could be issued under the Plan from 750,000 to 4,000,000. On July 16, 1999, the Board terminated the provisions of the Plan relating to automatic option grants to non-employee directors and amended the Plan to permit outside directors to participate generally in the plan.

In connection with its July 1998 combination with CanArgo Oil and Gas Inc., CanArgo assumed the CanArgo Oil and Gas Inc. Stock Option Plan under which 988,000 shares of CanArgo were authorized for issuance. Options under this plan may only be issued to employees of CanArgo and directors and officers of CanArgo are not entitled to participate in this plan. At February 28, 2001, only 283,000 stock options were available for issue under the two plans. As a result of the limited number of shares available for option grants under these plans, the Board of Directors believes it would be in CanArgo's best interests to increase the number of shares available under the Plan so that CanArgo will be able to continue to grant awards under the Plan to attract, retain and motivate employees, directors, consultants and advisors.

The following summary of the principal provisions of the Plan is subject to the full text thereof. Any stockholder may obtain a copy of the Plan upon written request.

Purpose Of The Plan

The purpose of the Plan is to further the interests of CanArgo by enabling employees, directors, consultants and advisors of CanArgo and its subsidiaries upon whose judgment, initiative and effort CanArgo is dependent, to acquire a proprietary interest in CanArgo by ownership of its stock through the exercise of stock options and stock appreciation rights ("Awards") granted under the Plan. CanArgo believes that the Plan will enable it to attract and retain participants' services and motivate participants to increase CanArgo's value, and that the Plan will provide CanArgo with flexibility in compensating such participants. The Plan is not a tax-qualified deferred compensation plan under
Section 401(a) of the US Internal revenue Code of 1986, as amended (the "Code") and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Securities Subject To The Plan

The Plan currently authorizes the issuance of 4,000,000 shares of CanArgo's Common Stock in connection with Awards granted under the Plan. The Board of Directors has adopted an amendment to the Plan, subject to stockholder approval, to increase the total number of shares that may be issued under the Plan from 4,000,000 to 7,500,000 shares, subject to the limitation that the number of shares subject to outstanding Awards under the Plan at any time may not exceed an amount equal to 10% of the number of then outstanding shares of Common Stock.

In the event of any change in the number of outstanding shares of the Common Stock by reason of recapitalization, reclassification, stock dividend, stock split, or combination of shares, such as the Reverse Split, or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares to which the Plan and outstanding Awards relate and the exercise price of Awards.

Administration

The Plan may be administered either by the Board of Directors or by a Committee consisting of at least two non-employee disinterested directors appointed by the Board of Directors. Currently the Plan is administered by the Compensation Committee which consists of Nils N. Trulsvik, Russell Hammond and Peder Paus. The Committee has full authority, subject to the provisions of the Plan, to grant Awards, to designate the recipients of Awards and terms of the Awards, to establish rules and regulations which it may deem appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board.

Eligibility And Plan Benefits

Awards may be granted to persons who are employees, directors, consultants and advisors of CanArgo or any subsidiary of CanArgo. The terms "consultant" and "advisor" are not defined in the Plan. While such terms are generally considered to refer to persons who render services or advice in a capacity other than as an employee, it will be the responsibility of the Committee to construe and interpret such terms on a case by case basis. Awards are not transferable or assignable other than by will or by the laws of descent and distribution.

Because future Award grants are at the discretion of the Committee, it is not possible to predict the amounts of Awards that will be granted to particular individuals or groups. No dollar value is ascribed to such options because their exercise price will be the fair market value of the Common Stock on the grant date. For information concerning options granted during 2000 to directors and specified executive officers, see "Election of Directors -- Directors' Compensation" and "Executive Compensation."

Terms And Conditions Of Options

Options granted under the Plan may be either incentive stock options ("Incentive Options") under Section 422 of the Code or non-qualified stock options ("Non-qualified Options"). Incentive Options may be granted only to persons who are employees of CanArgo or any subsidiary of CanArgo.

Options granted under the Plan expire on such date as is determined by the Committee, unless earlier terminated as provided in the Plan; except that Incentive Options may expire no later than ten years after the grant date (five years with respect to optionees who are more than ten percent stockholders of CanArgo) and options granted pursuant to a Sub-Plan for persons who are domiciled in the United Kingdom and subject to taxation therein may expire no later than seven years from the date of grant.

An option is exercisable at such times as are determined by Committee on the grant date. The purchase price for shares to be issued upon exercise of an option is determined by the Committee at the time of grant, but with respect to an Incentive Option such price may not be less than 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of an optionee who is a more than 10% stockholder of CanArgo).

If the aggregate fair market value (determined at the time an Incentive Option is granted) of Common Stock for which Incentive Options are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as Non-qualified Options.

The exercise price of an option is payable in full at the time of delivery of the shares in cash or, at the option of the Committee, in shares of CanArgo's Common Stock, by full recourse promissory note, or by waiver of compensation due or accrued for services rendered. The use of Common Stock as payment for the exercise of an option enables an optionee to "pyramid" his options; that is, to automatically apply the shares received upon the exercise of a portion of an option to satisfy the exercise price for additional portions of the option. The effect of pyramiding is to allow an optionee to deliver a relatively small number of shares in satisfaction of the exercise price of a greater number of shares under the option. Any promissory note delivered in payment of the exercise price of an option must provide for interest at a rate sufficient to avoid imputation of income under the Code and may contain such other terms and conditions as the Committee deems appropriate, provided that promissory notes of non-employees must be adequately secured by collateral other than the shares purchased.

The Committee may grant "reload options" under the Plan. A reload option is a new option which is automatically granted when the optionee exercises a previously granted option and pays for the exercise price of the prior option by delivering already owned shares. The number of reload options is equal to the number of shares surrendered to pay for the exercise price of the prior option.

If an optionee ceases to be an employee, director, consultant or advisor for any reason other than death, permanent disability (as defined in the Plan) or termination for cause (as defined in the Plan), the option expires on the earlier of (1) the thirtieth day from the date of termination of employment (unless the Committee provides a longer specified period), or (2) expiration of the term of the option, but in any event an Incentive Option may expire no later than three months from the date of termination of employment. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, the option expires on the earlier of (1) six months from the date of death or permanent disability (unless the Committee provides an extension of such six-month period), or (2) expiration of the term of the option, but in any event an Incentive Option may expire no later than one year from the date of death or permanent disability. If an optionee's relationship with CanArgo is terminated for cause, the option expires on the date of such termination. During the period between termination of the optionee's relationship and expiration of the option, the option may be exercised only to the extent that it was exercisable on the date of such termination.

These and other terms and conditions of the options are set forth in an agreement entered into between CanArgo and the optionee at the time an option is granted.

Stock Appreciation Rights

A stock appreciation right ("SAR") entitles the holder to receive a payment in cash and/or Common Stock, in the Committee's discretion, equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the SAR. The Committee establishes the exercise price and vesting schedule of the SAR at the date of grant. Unless otherwise specifically provided in a participant's agreement, a SAR expires on the first to occur of
(1) the tenth anniversary of the date the SAR was granted; (2) 30 days (subject to extension) after the holder ceases to be an employee, director, consultant or advisor for any reason other than death, permanent disability or termination for cause; (3) six months (subject to extension) after the holder ceases to be an employee, director, consultant or advisor by reason of death or permanent disability; and (4) the date a holder is terminated as an employee, director, consultant or advisor for cause (as defined in the Plan). During the period between termination of the holder's relationship with CanArgo and expiration of the SAR, the SAR may only be exercised to the extent that it was vested on the date of such termination. To date, CanArgo has not granted any SARs.

Restricted Stock

As a means of enabling a participant to commence his holding period under Rule 144 of the Securities Act of 1933 with respect to shares of Common Stock subject to an Award which have not been registered under the 1933 Act, the Committee may, in its sole discretion, permit a participant to exercise the non-vested portion of an Award and receive shares of restricted stock upon such exercise which will vest at the same rate as provided in the Award which was exercised. If any Award so exercised expires without becoming fully vested, any restricted stock issued which has not vested must be returned to CanArgo in exchange for a payment in cash or stock by CanArgo equal to the exercise price paid for such restricted shares, subject to any legal requirements relating to a corporation's ability to repurchase its securities. CanArgo has registered the shares issuable under the Plan under the 1933 Act and intends to register the additional shares authorized if this proposal is approved.

Duration And Modification Of The Plan And Awards

No Awards may be granted under the Plan after November 13, 2005. The Board of Directors may terminate or amend the Plan, except that stockholder approval is required to increase the total number of shares issuable under the Plan or to change the designation of the class of persons eligible to receive Incentive Options.

The Committee may modify or amend the terms of outstanding Awards, including a change or acceleration of the vesting of an Award, and it may exchange, cancel or substitute Awards, subject to the consent of the holder of the Award.

Each outstanding Award will terminate on the date of CanArgo's liquidation or dissolution, or reorganization, merger or consolidation in which CanArgo is not the survivor, or the sale of substantially all of the assets of CanArgo or of more than 80% of the then outstanding stock of CanArgo to another corporation or entity, unless the surviving or acquiring corporation or entity agrees to assume the outstanding Awards.

Federal Income Tax Consequences

The following discussion is a summary of certain significant federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereunder applicable to participants in the Plan who are subject to taxation in the United States. The majority of the Plan participants are not residents of the United States or subject to U.S. taxation.

Grant Of Stock Options - The grant of an Incentive Option or a Non-qualified Option under the Plan is not a taxable event to the optionee.

Exercise of Non-Qualified Stock Options - An optionee will recognize ordinary income for federal income tax purposes on the date a Non-qualified Option is exercised. The amount of income recognized is equal to the excess of the fair market value of the shares acquired on the date of exercise over the purchase price of such shares.

The optionee's tax basis in the shares acquired upon the exercise of a Non-qualified Option is equal to the fair market value of the shares on the exercise date. The optionee will recognize capital gain or loss upon a sale or exchange of the option shares to the extent of any difference between the amount realized and the optionee's tax basis in the shares.

Exercise of Incentive Stock Options - An optionee will not recognize income upon the exercise of an Incentive Option. However, the "spread" between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax.

If the optionee does not dispose of the shares received upon exercise of the option within either the two-year period after the Incentive Option was granted or the one-year period after the exercise of the Incentive Option (the "ISO holding periods"), the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

If the shares acquired upon exercise of an Incentive Option are disposed of before the end of the ISO holding periods, the disposition is a "disqualifying disposition" which results in the optionee recognizing ordinary income in an amount generally equal to the lesser of (1) the excess of the value of the shares on the option exercise date over the exercise price or (2) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Stock Appreciation Rights - A holder recognizes no income at the time a SAR is granted under the Plan. When a SAR is exercised and settled in cash the holder will recognize ordinary income in an amount equal to the cash received. Alternatively, in the case of a SAR settled in shares of Common Stock, the holder will recognize ordinary income in an amount equal to the fair market value of the shares acquired at the time of exercise. Such shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

Restricted Stock - In the case of an exercise of an Award payable in restricted shares of Common Stock, generally the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are freely tradable and no longer subject to a substantial risk of forfeiture over the amount paid for such shares, if any. However, the recipient may elect to recognize income at the date the shares are awarded rather than when the shares are freely tradable and no longer subject to a substantial risk of forfeiture. Such shares will be deemed to have been acquired on the date ordinary income is recognized and will have a tax basis equal to their fair market value on such date. Any gain or loss generated after the shares are freely tradable and no longer subject to a substantial risk of forfeiture, or after an election to recognize ordinary income on the date the shares are awarded, will be taxed to the recipient as a capital gain or loss.

Company Deductions - CanArgo (or its subsidiary) generally is entitled to a deduction for US federal income tax purposes at the same time and in the same amount that the optionee recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. Neither CanArgo nor any subsidiary is entitled to a deduction with respect to payments that constitute "excess parachute payments" pursuant to Section 280G of the Code and that do not qualify as reasonable compensation pursuant to that Section. Such payments also subject the recipients to a 20% excise tax.

Code Section 162(m) precludes a public corporation from taking a deduction in 1994 and subsequent years for compensation in excess of $1 million for its chief executive officer or any of its other four highest paid officers. Based on the current market price of CanArgo's Common Stock, CanArgo does not believe that any compensation derived from the exercise of Awards granted under the Plan, together with other compensation paid to CanArgo's executive officers, will exceed $1 million in any year for any such officer. If, however, it appears that such limit could be exceeded at any time in the future, CanArgo's Board of Directors will determine what action, if any, at that time would be appropriate in light of Section 162(m).

CanArgo has the right to withhold any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any Non-qualified Option or SAR from sums owing to the person exercising such Award or, in the alternative, may require such person to pay such sums to CanArgo prior to or in connection with such exercise. The Committee, in its sole discretion, may allow a participant to satisfy such tax withholding obligation by withholding from the shares receivable upon exercise of a Non-qualified Option or SAR settled in shares a number of shares which have a fair market value equal to the amount to be withheld.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL. This proposal requires for approval the affirmative vote of a majority of the votes represented by the voting securities present at the Annual Meeting in person or by proxy and entitled to vote. Abstentions have the effect of a vote against the proposal and broker non-votes have no effect on the vote.


                              STOCKHOLDER PROPOSALS

Any stockholder intending to submit to CanArgo a proposal for inclusion in CanArgo's Proxy Statement and proxy for the 2002 Annual Meeting must submit such proposal so that it is received by CanArgo no later than December 28, 2001, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act.


                                     GENERAL

On November 15, 2000, the Securities and Exchange Commission adopted new auditor independence rules, including new requirements for disclosing audit and non-audit fees in proxy statements. The following chart outlines fees billed during the year ended December 31, 2000 by PricewaterhouseCoopers LLP:

PRINCIPAL ACCOUNTING FIRM FEES

                                                            $
                                                          ------
December 31, 2000 Audit (1)                               49,463
All Other Fees (2)                                        24,633

----------
(1) Includes statutory audit fees related to CanArgo's wholly-owned foreign subsidiaries

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP's independence, and concluded that these services are compatible.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

                             FORM 10-K ANNUAL REPORT

A copy of Canargo's Annual Report on Form 10-K filed with the Securities and Exchange Commission (excluding exhibits) is being mailed together with this Proxy. Exhibits may be requested by addressing a request to the Secretary, care of CanArgo Services (UK) Limited, 150 Buckingham Palace Road, London, England SW1W 9TR. A charge equal to the reproduction cost of the exhibit will be made. Stockholders may also visit Canargo's web site at www.canargo.com.

                             DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to the persons named in the accompanying proxy to vote the shares represented thereby on all such additional matters properly brought before the Annual Meeting in accordance with their best judgment.


                                          By Order of the Board of Directors,



                                          Anthony J. Potter
                                          Chief Financial Officer and Secretary

April 27, 2001

                                                                    Attachment 1

                           CANARGO ENERGY CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE

The Audit Committee of CanArgo Energy Corporation (the "Company") is a standing committee of the Board of Directors whose primary function is to carry out a detailed and thorough review of audit matters and offers the Company's auditors a direct link with the non-executive Directors. This Committee will assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Shareholders and others, the internal control structure, the audit process, and adherence to applicable laws and regulations. Given the growing size and complexity of the Company, the Committee will apply reasonable materiality standards to all of its activities.

The Committee shall be comprised of independent members of the Board of Directors. Committee members and the Committee Chairman shall be appointed by the Board. There shall be not less than three members of the Committee. The Committee shall meet at least quarterly. No meeting shall be held unless a quorum of members if present. Two members shall be a quorum. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

The Committee shall have the power to conduct or authorise investigations into any matters within the Committee's scope of responsibilities. The resources of the Company shall be available to the Committee to carry out its duties and, if needs be, the Committee may (at the Company's cost) take external professional advice and invite outsiders with relevant experience to attend if necessary. Specifically, the Committee shall:

     1. Recommend to the Board of Directors the principal independent accountants to be nominated as the Company's external auditor and agree to their estimated annual audit fee. The Committee will also periodically consider the independence of the independent accountants, including an annual review of non-audit services provided and related fees received.

     2. Discuss with the external auditors before the annual audit commences the nature and scope of the audit and ensure co-ordination where more than one audit firm is involved.

     3. Enquire of management, the independent accountants, the Chief Financial Officer and the Chief Executive Officer about significant risks or exposures to loss or liability facing the Company and enquire as to the steps management has taken to minimise such risks.

     4. Consider, in consultation with the independent accountants and the Chief Financial Officer, the combined audit scope and budget to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

     5.   Review with management and the independent accountants:

          o The Company's quarterly and annual financial statements and related footnotes and the independent accountants' report thereon, as applicable, including the adequacy of the Company's internal control, any significant recommendations they may offer to improve internal controls, major judgmental areas and significant adjustments resulting from the audit;

          o Any significant reserves, accruals or estimates which may have a material impact on the financial statements, including engineering reserves;

          o Any difficulties or disputes with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management;

          o    The annual auditor's management letter;

          o Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards;

          o    Review of any related party transactions; and

          o Consider the setting up of an Internal Audit Department and, if agreed, provide a direct line of communication between the Internal Audit Department, the independent accountants and the Board of Directors.

     6. Review and recommend approval to the Board of Directors the Annual Report on Form 10-K and other public filing documents that require approval of the Board of Directors.

     7.   Consider and review with management and the Chief Financial Officer:

          o The adequacy of the Company's internal controls and any significant findings during the year and management's responses thereto; and

          o Any difficulties encountered in the course of the independent accountants' audits, including any restrictions on the scope of their work or access to required information.

     8. Consider with management and the independent accountants the possible impact on any pending changes in accounting standards or rules.

     9. Meet periodically with the Company's legal adviser (and other lawyers as required) to review legal and regulatory matters that may have a material impact on the financial statements any reports received from regulators, environmental compliance and financial reserves.

     10. Meet periodically with the independent accountants in separate executive sessions without any member of the executive management present to discuss any matters that they or the Committee believe should be discussed privately with the Committee.

     11. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate. Minutes will be taken for each Committee meeting which will then be approved at the next meeting.

     12. Review with the Chief Financial Officer, legal advisers, and the independent accountants, as appropriate, the results of their review of the Company's monitoring compliance with the Company's Code of Conduct.

     13. If appropriate, review any letter to be included in the annual report that describes the "Committee" composition and responsibilities and how they were discharged.

     14. Review the annual expense reports of the Chairman, Chief Executive and other key officers.

     15.  Other Responsibilities:

          o Review the appointment and termination by the Chief Executive Officer of the Chief Financial Officer

          o    Review auditor's performance;

          o    Assess Committee's performance every two years;

          o    Education and training for members of the Committee;

          o    Periodic local visits to meet local managers on site;

          o Approval of auditor's non-audit fees greater than $20,000 and such fees that exceed previously approved fees by more than $10,000; and

          o Review with management and the auditors the potential risks facing the Company, the steps management is taking to mitigate such risks, and the adequacy of public disclosure of these risks.

     16. Approved Minutes of Committee meetings shall be circulated to all members of the Board.

                           CANARGO ENERGY CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING
                         OF STOCKHOLDERS ON JUNE 7, 2001

The undersigned hereby constitutes and appoints David Robson and Anthony Potter, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Voting Securities of CanArgo Energy Corporation held of record by the undersigned on April 27, 2001 at the Annual Meeting of Stockholders to be held on June 7, 2001, or any adjournment or postponement thereof, as designated below:

(1)  ELECTION OF DIRECTORS  [ ] FOR ALL NOMINEES          [ ] WITHHOLD AUTHORITY
                               listed below (except as        to vote for all
                               indicated to the contrary      nominees as listed
                               below)                         below

         Roger Brittain, Russell Hammond, David Robson, Nils N. Trulsvik

     (INSTRUCTION: To withhold authority to vote for any nominee, line through his name above.)

(2) To approve a proposal to amend the 1995 Long-Term Incentive Plan to increase the number of shares that may be issued thereunder to 7,500,000 shares of Common Stock;

           [ ]  FOR           [ ]  AGAINST           [ ]   ABSTAIN

(3) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.



Dated:  ____________________, 2001     ________________________________________
                                                      Signature(s)

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.